EXHIBIT 5



                                     A PARTNERSHIP OF INCORPORATED PROFESSIONALS
DAVIDSON & COMPANY            CHARTERED ACCOUNTANTS






October 13, 1999


BIDHIT.COM INC.
18702 North Creek Parkway
Suite 204
Bothell, Washington
USA  98011

RE: FORM 10-SB

Dear Sirs:

We refer to the Form 10-SB Registration Statement of Bidhit.com Inc. (the "Company") filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated September 16, 1999 in connection with the preparation of the Form 10-SB. We hereby consent to the filing of our audit report as part of the aforementioned registration Statement.

                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants




                   A Member of Accounting Group International
                   ------------------------------------------

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